Exhibit 99.1

NEWS RELEASE

For immediate release

Navient posts first quarter 2026 financial results

HERNDON, Va., April 29, 2026— Navient (Nasdaq: NAVI) today posted its 2026 first quarter financial results. Complete financial results are available on the company’s website at Navient.com/investors. The materials will also be available on a Form 8-K on the SEC’s website at www.sec.gov.

Navient will hold a live audio webcast today, April 29, 2026, at 8 a.m. ET, hosted by David Yowan, president and CEO, and Steve Hauber, CFO.

The webcast will be available on Navient.com/investors. Supplemental financial information and presentation slides used during the call will be available no later than the start time. A replay of the webcast will be available shortly after the event's conclusion.

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About Navient

Navient (Nasdaq: NAVI) creates long-term value for customers and investors with responsible lending, flexible refinancing, trusted servicing oversight, and decades of education finance and portfolio management expertise. Through our Earnest business, we help customers confidently achieve financial success through digital financial services. Our employees thrive in a culture of belonging, where they are supported and proud to deliver meaningful outcomes. Learn more on Navient.com.

Contact:

Media: Cate Fitzgerald, 703-831-6347, catherine.fitzgerald@navient.com

Investors: Jen Earyes, 571-592-8582, jen.earyes@navient.com

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